Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cvent Holding Corp. of our report dated August 20, 2021 relating to the financial statements of Papay Topco Inc., which appears in the Registration Statement on Form S-1 (No. 333-261787) of Cvent Holding Corp.

/s/ PricewaterhouseCoopers LLP

Washington, District of Columbia

February 14, 2022